EXHIBIT 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
--------------------------------------------------------------------------------
Public & Investor Relations, Corporate & Marketing Communications




FOR:         SIX FLAGS, INC.

CONTACT:     Jim Dannhauser, Chief Financial Officer
             122 East 42nd Street
             New York, NY  10168
             (212) 599-4693

KCSA:        Joseph A. Mansi
CONTACT:     (212) 682-6300 ext.  205
             www.kcsa.com
             ------------
                                                           FOR IMMEDIATE RELEASE

             SIX FLAGS ANNOUNCES SUCCESSFUL COMPLETION OF AMENDMENT
                               TO CREDIT AGREEMENT

                                    - - - - -

           NEW YORK, November 25, 2003 -- Six Flags, Inc. (the "Company") (NYSE:
PKS) announced today that it has finalized an amendment to its $1.0 billion Senior Credit Facility that relaxes the existing financial covenants relating to the leverage ratio through 2005 and to the fixed charge coverage ratio through June 30, 2007. The amendment, which was consented to by over 80% in interest of the lenders under the Credit Facility, also permits the Company to enter into fixed-to-floating interest rate hedge arrangements.

           Six Flags, Inc. is the world's largest regional theme park company, with thirty-nine parks in markets throughout North America and Europe.



This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com.

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